Exhibit 5.1

March 22, 2017

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Re:    Amendment No. 1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-1 (such registration statement as amended and supplemented, the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the resale by the selling security holders named in the Registration Statement of (i) 2,499,999 warrants to purchase common stock (the “Warrants”), (ii) $40.0 million in aggregate principal amount of 13.50% Convertible Senior Secured Second Lien Notes due 2019 (the “Convertible Notes”), (iii) approximately $19.6 million in aggregate principal amount of 13.50% Senior Secured Second Lien Notes due 2019 to be issued as payment in kind interest on the Convertible Notes (the “PIK Notes” and, together with the Convertible Notes, the “Notes”), (iv) up to 2,499,999 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company issuable upon exercise of the Warrants (the “Warrant Exercise Shares”), (v) up to 1,874,999 shares of Common Stock issuable upon conversion of the Convertible Notes (the “Convertible Notes Shares”), (vi) 2,272,727 shares of Common Stock (the “Resale Shares”) and (vii) the guarantee (the “Guarantee” and, together with the securities described in the foregoing clauses (i) through (vi), the “Securities”) of the subsidiary of the Company listed in the Registration Statement as the guarantor (the “Guarantor”) of the Notes.

We have also participated in the preparation of a Prospectus relating to the Securities (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

The Notes were issued by the Company pursuant to the indenture, dated October 12, 2016, among the Company, as issuer, Goodrich Petroleum Company, L.L.C., as subsidiary guarantor, and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”). The Warrants were issued by the Company pursuant to the warrant agreement, dated October 12, 2016, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) the Indenture, (iv) the Warrant Agreement, (v) resolutions of the board of directors of the Company that have occurred prior to the date hereof with respect to the Registration Statement and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In addition, we have reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    The Convertible Notes Shares issuable upon conversion of the Convertible Notes have been duly authorized and, when issued and delivered upon such conversion in accordance with the terms of the Convertible Notes and the Indenture, will be validly issued, fully paid and non-assessable.

2.    The Warrant Exercise Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered upon exercise in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

3.    The Convertible Notes have been legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law).

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4.    When the PIK Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, such PIK Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law).

5.    The Guarantee of the Guarantor constitutes valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law).

6.    The Warrants constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.    The Resale Shares proposed to be sold by the selling security holders are validly issued, fully paid and non-assessable.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; or (c) the validity or enforceability of provisions that limit the obligations of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws.

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion, dated February 10, 2017, of Cook, Yancey, King & Galloway, APLC, which opinion is being filed as an exhibit to the Registration Statement.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.